Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Scio Diamond Technology Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

1.                                      The report fully complies with complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	August 19, 2014
/s/ Gerald McGuire
By: Gerald McGuire
Its: Chief Executive Officer (Principal Executive Officer)

Date:	August 19, 2014
/s/ Jonathan Pfohl
By: Jonathan Pfohl
Its: Acting Chief Financial Officer (Principal Financial Officer)